Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 19, 2019 relating to the consolidated financial statements of GTIS-HOV Holdings VI LLC and its subsidiaries as of October 31, 2019, and for the years ended October 31, 2019 and 2018, appearing in the Annual Report on Form 10-K of Hovnanian Enterprises, Inc. for the year ended October 31, 2021.

/s/ Deloitte & Touche LLP

New York, New York

June 7, 2022